EXHIBIT 10.3
UNITED COMMUNITY FINANCIAL CORP.
1999 LONG-TERM INCENTIVE PLAN
AWARD AGREEMENT
     THIS AWARD AGREEMENT (“Agreement”) is made to be effective as of the ___ day of                                         , 20___, by and between United Community Financial Corp. (the “Company”) and «Name» (the “Grantee”). Capitalized terms used in this Agreement and otherwise not defined herein shall have the meanings given them in the United Community Financial Corp. 1999 Long-Term Incentive Plan (the “Plan”), as it may be amended from time to time.
RECITALS:
     WHEREAS, pursuant to the provisions of the Plan, the Board of Directors of the Company has appointed a Committee (the “Committee”) to administer the Plan; and
     WHEREAS, the Committee has determined that an Award should be granted to the Grantee upon the terms and conditions set forth in this Agreement.
     NOW, THEREFORE, in consideration of the above premises and intending to be legally bound by this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following:
1. Grant of Award. The Company hereby grants to the Grantee the award (the “Award”) described in the Statement of Award attached as Exhibit A and incorporated into this Agreement by reference (the “Statement of Award”).
2. Terms and Conditions of the Award.
     a. General. The Statement of Award sets forth the exercise price, if any (the “Exercise Price”), to be paid by the Grantee to the Company upon the exercise of the Award and the vesting schedule of the Award. The Award cannot be exercised after the Expiration Date set forth in the Statement of Award. As described in the Plan, the Award may expire earlier upon the termination of Grantee’s employment with the Company or its Subsidiaries. Except as set forth in the Plan, the Award may not be sold, pledged, assigned, transferred or encumbered other than by will or by the laws of descent and distribution.
     b. Certain Provisions if the Award is an Option.
     (i) The Award may be exercised in whole or in part only by providing written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal office, specifying the number of Options to be exercised.
     (ii) Upon the exercise of the Award, the Grantee may pay the Exercise Price in cash, Common Shares or any combination thereof. For purposes of determining the amount of the purchase price satisfied by payment in Common Shares, each Common Share shall be valued at its Fair Market Value on the date of exercise. Upon receipt of the Exercise Price, the Company or its designated representative shall issue or cause to be issued to the Grantee a number of Common Shares equal to the number of Common Shares exercised.
     (iii) Neither Grantee, nor Grantee’s estate or heirs, will have any rights as a shareholder of the Company with respect to the Common Shares underlying the Award until the Award has been exercised and a certificate for the Common Shares being acquired has been issued. No adjustments will be made for dividends or other rights if the applicable record date occurs before the certificate for the Common Shares is issued, except as described in the Plan.
     c. Certain Provisions for Incentive Stock Options. If this Award is intended to be an incentive stock option (“ISO”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), the Grantee acknowledges that, in order for the Award to qualify as an ISO, the Grantee must comply with the following additional conditions:
     (i) The Grantee must remain employed by the Company or a Subsidiary at least until three months before the Option is exercised (or one year in the case of a Grantee who is disabled within the meaning of Section 22(e)(3) of the Code);
     (ii) The Grantee may not dispose of the Common Shares acquired upon the exercise of the Option (i) within two years of the Date of Grant of the Award (as set forth on the Statement of Award), and (ii) within one year after the date of the exercise of the Option; and
     (iii) The aggregate Fair Market Value (determined as of the Date of Grant of the Award) of the Common Shares with respect to which ISOs are exercisable under all plans of the Company or a Subsidiary for the first time by the Grantee during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code.
          To the extent that the Grantee does not comply with the foregoing conditions, such portion of the Option will not be deemed to be an ISO under the Code with respect to the number of Common Shares that fail to satisfy each of these conditions.
     d. Certain Provisions if the Award is a Stock Appreciation Right. The Award may be exercised in whole or in part only by providing written notice delivered in person or by mail to the Secretary of the Company at the Company’s principal office, specifying the number of Options to be exercised.
     e. Certain Provisions if the Award is Restricted Stock. Grantee may exercise full voting rights associated with the Restricted Stock and will be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock; provided, however, that if any dividends or other distributions are paid in Common Shares, those Common Shares will be subject to the same restrictions on transferability and forfeitability as the Common Shares with respect to which they were issued.
3. Satisfaction of Taxes and Tax Withholding. The Company or a subsidiary shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Grantee in lieu of withholding) the amount necessary to satisfy any withholding or employment-related tax obligation attributable to the exercise of the Award or otherwise incurred with respect to the Plan or the Award, and the Company may defer delivery of any Common Shares pursuant to the exercise of the Award unless indemnified to its satisfaction. The Committee may, in its discretion and subject to such rules as the Committee may adopt, permit the Grantee to satisfy, in whole or in part, any withholding or employment-related tax obligation that may arise in connection with the grant, exercise or disposition of the Award by electing to have the Company withhold Common Shares to be issued, or by electing to deliver to the Company Common Shares already owned by the Grantee having a Fair Market Value equal to the amount of such tax obligation.
4. Governing Law. The rights and obligations of the Grantee and the Company under this Agreement shall be governed by and construed in accordance with the laws of the State of Ohio (without giving effect to the conflict of laws principles thereof). All disputes and matters arising under, in connection with or incident to this Agreement shall be litigated, if at all, in and before any Federal court sitting within the Northern District of Ohio or any State court sitting in Mahoning County, Ohio, to the exclusion of the courts of any other state or county.
5. WAIVER OF JURY TRIAL. THE PARTIES, EACH AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH LEGAL COUNSEL, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY

LITIGATION ARISING OUT OF, OR RELATED TO, THIS AGREEMENT. NO PARTY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY LITIGATION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.
6. Rights and Remedies Cumulative. All rights and remedies of the Company and of the Grantee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.
7. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.
8. Severability. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect. It is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning that renders it enforceable.
9. Plan as Controlling. All terms and conditions of the Plan applicable to the Awards that are not set forth in this Agreement shall be deemed incorporated into this Agreement by reference. In the event that any provision in this Agreement conflicts with any term in the Plan, the term in the Plan shall be deemed controlling.
10. Entire Agreement. This Agreement and all exhibits attached hereto constitute the entire agreement between the Company and the Grantee in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. All representations of any type relied upon by the Grantee and the Company in making this Agreement are specifically set forth herein, and the Grantee and the Company acknowledge that each of them has relied on no other representation in entering into this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.
     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed to be effective as of the date first written above.

UNITED COMMUNITY FINANCIAL CORP.

By:

Name:

Title:

Grantee

«Name»

EXHIBIT A
STATEMENT OF AWARD

Grantee’s Name and Address:

Award:
     You have been granted the following Award, subject to the terms and conditions of the Plan and this Agreement as follows:

Type of Award:
Incentive Stock Option	☐	Stock Appreciation Right	☐

Nonqualified Stock Option	☐	Stock Appreciation Right and Tandem Option	☐

Restricted Stock	☐

Date of Grant:

If Option or SAR, Exercise Price per Common Share:	$

Number of Common Shares Covered by Award:

Expiration Date:

Vesting Schedule:
     The Award shall vest in accordance with the following schedule:

Number of Shares Covered by Award
Date	Which Become Exercisable	Cumulative Percentage Vested

     You may exercise immediately any Award identified in the Vesting Schedule as “fully exercisable” subject to the terms and conditions set forth in this Agreement and the Plan.

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